Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of PowerSecure International, Inc. (the “Company”) on Form 10-Q/A, Amendment No. 1, for the quarterly period ended September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Eric Dupont, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 25, 2016	/s/ Eric Dupont
Eric Dupont
Executive Vice President and
Chief Financial Officer